THIRD AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This Third Amendment (this “Amendment”) is entered into on November 14, 2019 (the “Execution Date”) with an effective date of November 14, 2019 (the “Effective Date”), to the ETF Distribution Agreement dated as of January 3, 2019, as amended (the “Agreement”), by and between Tidal ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two new series of the Trust; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.
Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of the SP Funds Dow Jones Global Sukuk ETF and SP Funds S&P 500 Sharia Industry Exclusions ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

TIDAL ETF TRUST                    FORESIDE FUND SERVICES, LLC

By:    /s/ Eric W. Falkeis                By:    /s/ Mark Fairbanks
Name:    Eric W. Falkeis                Name:    Mark Fairbanks
Title:    CEO                        Title:    Vice President

ETF DISTRIBUTION AGREEMENT

Exhibit A

Effective as of November 14, 2019

FUNDS:

Aware Ultra-Short Duration Enhanced Income ETF
SoFi 50 ETF
SoFi Select 500 ETF
SoFi Gig Economy ETF
SoFi Next 500 ETF
RPAR Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF

A-1